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                                                                     Exhibit 5-A

                                                           April 3, 2002


Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202


Dear Sirs:

         I am acting as counsel to Duke Energy Corporation (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 to be filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance and sale of up to $2,000,000,000 of the Corporation's Senior Notes ("Senior Notes"), Junior Subordinated Notes ("Junior Subordinated Notes"), First and Refunding Mortgage Bonds ("Bonds"), Common Stock without par value ("Common Stock"), contracts to purchase shares of Common Stock ("Stock Purchase Contracts") and/or units, each comprised of a Stock Purchase Contract and either Senior Notes, Junior Subordinated Notes, other debt securities of the Corporation or one of its subsidiaries, debt obligations of third parties (including U.S. Treasury securities), Preferred Securities (as hereinafter defined) or preferred securities issued by a trust of which a subsidiary of the Corporation owns all the common securities, in each such case pledged to secure the holder's obligations to purchase Common Stock under the Stock Purchase Contract ("Stock Purchase Units"), and/or Preferred Securities (liquidation amount $ per Preferred Security) ("Preferred Securities") of Duke Energy Capital Trust III, Duke Energy Capital Trust IV and/or Duke Energy Capital Trust V, all as contemplated in the above-mentioned Registration Statement. Such Registration Statement also relates to the proposed issuance of the Corporation's Guarantees (as defined in such Registration Statement), Junior Subordinated Notes with respect to the Preferred Securities ("Trust Preferred Junior Subordinated Notes") and Stock Purchase Contracts with respect to the Stock Purchase Units, each as contemplated by such Registration Statement.

         As Deputy General Counsel and Assistant Secretary of the Corporation, I am familiar with the Articles of Incorporation and By-Laws of the Corporation, both as amended to date, the form of supplemental indenture relating to the Senior Notes (the "Senior Notes Supplemental Indenture") supplementing the
Senior Indenture dated as of September 1, 1998 from the Corporation to JPMorgan Chase Bank, as Trustee, as heretofore supplemented (the "Senior Indenture"), the form of supplemental indenture relating to the Junior Subordinated Notes (the "Subordinated Notes Supplemental Indenture") supplementing the Subordinated Indenture dated as of December 1, 1997 from the Corporation to JPMorgan Chase Bank, as Trustee, as heretofore supplemented (the "Subordinated Indenture"), the form of supplemental indenture relating to the Trust Preferred Junior Subordinated Notes (the "Trust Preferred Subordinated Notes Supplemental Indenture") supplementing the Subordinated Indenture, the form of supplemental indenture relating to the
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Bonds (the "Bonds Supplemental Indenture") supplementing the First and Refunding
Mortgage, dated as of December 1, 1927, from the Corporation to JPMorgan Chase Bank, as successor Trustee, as heretofore supplemented and amended (the "First and Refunding Mortgage"), and the form of Guarantee Agreement between the Corporation and the trustee named therein (the "Guarantee Agreement") relating to the Guarantees. I have also made such examination of corporate records and proceedings and other documents and questions of law as I have considered necessary for the purposes of this opinion.

         Based upon the foregoing, I am of the opinion that:

                  (1) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

                  (2) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the Senior Indenture, as to be supplemented by the Senior Notes Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (d) the execution and delivery of the Senior Notes Supplemental Indenture; (e) the execution, authentication and delivery of the Senior Notes in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with the provisions of the Senior Indenture as to be supplemented by the Senior Notes Supplemental Indenture; and (f) the issuance and sale of the Senior Notes in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, the Senior Notes will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

                  (3) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the Subordinated Indenture, as to be supplemented by the Subordinated Notes Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (d) the execution and delivery of the Subordinated Notes Supplemental Indenture; (e) the execution, authentication and delivery of the Junior Subordinated Notes in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with the provisions of the Subordinated Indenture as to be supplemented by the Subordinated Notes Supplemental Indenture; and (f) the issuance and sale of the Junior Subordinated Notes in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, the Junior Subordinated Notes will be valid,


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         binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

                  (4) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the First and Refunding Mortgage, as to be supplemented by the Bonds Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (d) the execution and delivery of the Bonds Supplemental Indenture; (e) the execution, authentication and delivery of the Bonds in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with the provisions of the First and Refunding Mortgage as to be supplemented by the Bonds Supplemental Indenture; and (f) the issuance and sale of the Bonds in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, the Bonds will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights.

                  (5) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the issuance and sale of the Common Stock in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation, in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, and, if issued pursuant to Stock Purchase Contracts or Stock Purchase Units, in accordance with the terms thereof; and (d) the receipt by the Corporation of the full purchase price thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

                  (6) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the fixing and determination of the terms of the Stock Purchase Contracts and/or the Stock Purchase Units in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation; (d) the execution and delivery of the agreements relating to the issuance of the Stock Purchase Contracts and/or the Stock Purchase Units; (e) the execution and delivery of the Stock Purchase Contracts and/or the Stock Purchase Units in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with the above-mentioned agreements; and (f) the issuance and sale of the Stock Purchase Contracts and/or the Stock Purchase Units in accordance with resolutions to be adopted by the


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         Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, the Stock Purchase Contracts and/or the Stock Purchase Units will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

                  (7) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) compliance with any applicable securities or blue sky laws; (c) the Subordinated Indenture, as to be supplemented by the Trust Preferred Subordinated Notes Supplemental Indenture, and the Guarantee Agreements having qualified under the Trust Indenture Act of 1939, as amended; (d) the execution and delivery of the Trust Preferred Subordinated Notes Supplemental Indenture and of the Guarantee Agreements; (e) the execution, authentication and delivery of the Trust Preferred Junior Subordinated Notes in accordance with the Trust Preferred Subordinated Notes Supplemental Indenture and of the Guarantees in accordance with the Guarantee Agreements; and (f) the issuance of the Trust Preferred Junior Subordinated Notes and of the Guarantees, in each case in accordance with resolutions to be adopted by the Chief Executive Officer of the Corporation pursuant to authority expressly granted to him by the Board of Directors of the Corporation and in accordance with appropriate orders of the North Carolina Utilities Commission and The Public Service Commission of South Carolina, the Trust Preferred Junior Subordinated Notes and the Guarantees will be valid, binding and legal obligations of the Corporation in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

         I am a member of the bar of the State of North Carolina and the foregoing opinion is limited solely to the laws of that State.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the above-mentioned Registration Statement and to the use of my name and the reference made to me under the captions "Validity of the Securities" in such Registration Statement. Except as stated above, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.



                                            Very truly yours,

                                            /s/ Edward M. Marsh, Jr.
                                            ------------------------------------
                                            Edward M. Marsh, Jr.
                                            Deputy General Counsel and
                                            Assistant Secretary





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